UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2014

   Dresser-Rand Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France	77042 75784
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code)	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Dresser-Rand Group Inc. (the “Company”) is making the following supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on October 22, 2014, in connection with the proposed settlement of Soffer v. Volpe, et al., C.A. No. 10165-CB (Del. Ch.) and Construction Industries & Laborers Union Local 872 Pension A Trust v. Dresser-Rand Group, Inc. et al., C.A. No. 10285-CB (Del. Ch.), pending in the Delaware Court of Chancery. Pursuant to the proposed settlement, the Company has agreed to provide the additional information set forth below under the heading “Supplement to Definitive Proxy Statement.” The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Settlement of Certain Litigation

As previously disclosed on pages 12 and 60 of the Definitive Proxy Statement under the heading “Litigation Relating to the Merger” and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, a putative class action lawsuit challenging the proposed merger with Siemens Energy, Inc. (“Siemens”) was filed on September 24, 2014, on behalf of the Company’s stockholders in the Delaware Court of Chancery. The action is captioned Soffer v. Volpe et al., C.A. No. 10165-CB (Del. Ch.) (the “Soffer Litigation”). The complaint in the Soffer action alleges that the directors of the Company breached their fiduciary duties to stockholders by engaging in a flawed sale process, agreeing to sell the Company for inadequate consideration and agreeing to improper deal protection terms in the Merger Agreement. In addition, the lawsuit alleges that the Company, Siemens and Dynamo Acquisition Corporation, the Delaware subsidiary formed by Siemens in connection with the transaction, aided and abetted these purported breaches of fiduciary duty. The lawsuit seeks, among other things, an injunction barring the merger. On October 21, 2014, plaintiffs amended the complaint to allege as additional basis for relief that the directors of the Company engaged in self-dealing because they will benefit from their compensation arrangements and/or the sale of their personal stakes in the Company and that the preliminary proxy statement filed by the Company on October 9, 2014, fails to provide stockholders with material information about the transaction and/or is materially misleading. On October 24, 2014, Construction Industry & Laborers Union Local 872 Pension A Trust v. Dresser-Rand Group, Inc., et al, C.A. No. 10285-CB (Del. Ch.) (the “Union Litigation,” and together with the Soffer Action, the “Litigation”) was filed in the Delaware Court of Chancery. This complaint contains claims and allegations similar to those in the pre-amendment Soffer complaint and seeks similar relief on behalf of the same putative class.

On November 14, 2014, the parties to the Litigation reached an agreement in principle that contemplates that the parties will enter into a definitive stipulation of settlement. After the parties enter into the definitive stipulation of settlement, the proposed settlement will be subject to the approval of the Delaware Court of Chancery. If approved by the Delaware Court of Chancery, it is anticipated that the settlement will result in a release of the defendants from all claims that were or could have been brought challenging any aspect of or otherwise relating to the Merger, the merger agreement, or the disclosures made in connection therewith, and that the Litigation will be dismissed with prejudice. Pursuant to the proposed stipulation of settlement, the Company has agreed to make available additional information to its stockholders. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Delaware Court of Chancery will approve the settlement. The settlement will not affect, among other things, the consideration to be paid to the Company’s stockholders in connection with the Merger.

The Company and the other defendants have vigorously denied, and continue to vigorously deny, any wrongdoing and liability with respect to the facts and claims asserted, or which could have been asserted, in the Litigation. The Company and the other defendants deny that they have committed any violations of law or breach of fiduciary duty, that they have acted improperly in any way, or that they have any liability or owe any damages of any kind to the plaintiffs or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the Company’s board of directors failed to maximize stockholder value by entering into the merger agreement with Siemens. The settlement contemplated by the parties is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. However, among other reasons, to avoid the risk of delaying the Merger, and to provide additional information to the Company’s stockholders at a time and in a manner that would not cause any delay of the Merger, the defendants agreed to the settlement described above. The parties considered it desirable that the Litigation be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the Litigation.

As previously disclosed in the Definitive Proxy Statement, a special meeting is being held on November 20, 2014, at 8:00 a.m., local time, at West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042, for the purpose of considering and voting upon, among other things, the merger agreement. The Company’s board of directors unanimously approved the merger agreement, the Meager and the other transactions contemplated by the merger agreement and unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve and adopt the merger agreement.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding stockholder suits as described in this Form 8-K, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

The following disclosure supplements the disclosure on page 54 of the Definitive Proxy Statement by adding the following table immediately following the first table on such page, which with respect to EBIT, excludes non-recurring expenses and was made available to the Company’s board of directors:

Fiscal years ended December 31,

	2015	2016	2017	2018
Earnings before Interest and Income Taxes (“EBIT”)	497	690	763	845
Depreciation & Amortization	90	92	93	96
Unlevered Free Cash Flow	293	353	534	580

The penultimate full paragraph on page 30 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On September 16, 2013, Mr. Volpe and a representative of a potential partner (a potential strategic buyer) for a strategic transaction (“Company A”) met in Paris, France to discuss the potential for a transaction. Subsequently, on September 19, 2013, representatives of a financial advisor for Company A’s largest stockholder (the “Company A Stockholder”) met with representatives of DRC to express the Company A Stockholder’s interest in becoming a significant stockholder of DRC.

The last full paragraph on page 30 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On October 4, 2013, Mr. Volpe and William E. Macaulay, the Chairman of the DRC Board, met with a representative of Company A and of the Company A Stockholder to discuss a potential business combination. Following this discussion, on October 10, 2013, Mr. Volpe sent a letter on behalf of the DRC Board to representatives of the Company A Stockholder to note that, while the DRC Board did believe a strategic transaction with Company A had the potential to be a value-creating transaction for both companies, as well as for DRC’s stockholders, the positions outlined by Company A and the Company A Stockholder during the October 4, 2013, meeting regarding relative value and ownership were inconsistent with the views of the DRC Board on those matters, given, among other things, the DRC Board’s belief that the positions outlined by Company A and the Company A Stockholder did not represent sufficient value to DRC and DRC’s stockholders. The letter further noted that, unless Company A and the Company A Stockholder were to agree to a proposal that met the views of the DRC Board with respect to such matters, the DRC Board did not believe further discussions regarding a strategic transaction would be appropriate. After additional further correspondence between representatives of DRC and representatives of Company A and the Company A Stockholder, the parties determined that, in light of their differing views regarding relative value and ownership, they would not proceed with further discussions at such time.

The second full paragraph on page 31 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On July 17, 2014, a German business publication, Manager Magazine, citing unidentified sources, published an article reporting that Siemens Parent had engaged a financial advisor and had been preparing for a potential bid for DRC for several months. Prior to the publication of that article, DRC was not aware that Siemens Parent was preparing a potential bid for DRC. DRC and Siemens Parent did not have any discussions with each other regarding any potential transaction during this time.

The fourth full paragraph on page 31 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Following this July 18, 2014, meeting, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) and Gibson Dunn & Crutcher LLP (“Gibson Dunn”), DRC’s external legal counsel, as well as representatives of Niederer Kraft & Frey AG (“Niederer Kraft”), DRC’s Swiss legal counsel, engaged in preliminary discussions with representatives of Company A, the Company A Stockholder and their respective counsel regarding draft forms of confidentiality agreements to be executed by the parties. Representatives of DRC also sent representatives of Company A and the Company A Stockholder a communication containing certain key principles that DRC stated would need to be part of any transaction between DRC and Company A, including with respect to governance and management of the post-transaction company.

The last full paragraph on page 31 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Also on August 6, 2014, representatives of DRC received a non-binding indicative term sheet for a potential merger-of-equals from Company A, which provided for, among other things, a proposed pro forma ownership and headquarters of the post-transaction company, as well as the division of the Chairman and Vice Chairman and Chief Executive Officer and President roles among representatives of DRC and Company A, a four-week period of exclusive negotiation between DRC and Company A and DRC’s reimbursing Company A and the Company A Stockholder for all reasonable expenses incurred by them during the exclusivity period.

The last sentence of the last paragraph on page 31 of the Definitive Proxy Statement, which continues on page 32 thereof, is replaced, in its entirety, with the following:

In light of the renewed discussions with Siemens Parent and Company A, the DRC Board determined that it would be advisable to approve the continuing engagement of Morgan Stanley as financial advisor as well as the engagement of Zaoui as financial advisor because of, among other things, Morgan Stanley’s and Zaoui’s complementary geographic competence and their respective financial expertise, industry knowledge and experience in advising companies in business combination transactions.

The second full sentence of the first paragraph on page 32 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

The DRC Board and its legal counsel also considered potential strategies to negotiate separately with both Siemens Parent and Company A to receive the highest indication of value from both parties, including negotiating to conclusion open issues with a potential strategic transaction with each of Siemens Parent and Company A and negotiating best and final offers from each of those companies.

The second full paragraph on page 32 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Following this meeting, on August 13, 2014, the DRC Board held a telephonic meeting with its financial advisors and legal counsel to discuss the outcome of the August 12, 2014 meeting, the potential financial and corporate governance terms of a strategic transaction with Company A and the terms and conditions of the potential confidentiality agreement being negotiated with representatives of Company A, including Company A’s continued request for an exclusive negotiation period. Representatives of DRC’s senior management and DRC’s advisors noted that, if granted, any period of exclusive negotiation would need to be very short, and in any event not past August 31, 2014. The DRC Board and DRC’s senior management and financial and legal advisors also discussed the fact that a post-transaction company organized under the laws of Switzerland and listed on the SIX Swiss Exchange would be subject to certain restrictions on executive compensation that could adversely impact the retention and recruitment of executives for the post-transaction company but that representatives of Company A suggested that there were alternative compensation arrangements that could potentially reduce the impact of such restrictions. Following these discussions, the DRC Board requested that DRC’s senior management and financial advisors and legal counsel continue to explore and negotiate the terms of a potential transaction with Company A.

The last sentence on page 32 of the Definitive Proxy Statement, which continues on page 33 thereof, is replaced, in its entirety, with the following:

These restrictions, however, did not prohibit any activities with respect to third parties with whom the relevant party had any discussions regarding a business combination in the prior two years (from DRC’s perspective, this exception was specifically to permit DRC to have discussions with Siemens Parent during the exclusivity period). Separately, Company A was notified by DRC that a meeting between Mr. Volpe and a representative of another potential purchaser was scheduled to occur on September 1, 2014.

The fourth full paragraph on page 33 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On August 29, 2014, the DRC Board held a telephonic meeting with representatives of DRC’s senior management and its financial advisors and legal counsel to discuss this demand from Company A, as well as to discuss generally the current status of the negotiations with Company A and the Company A Stockholder. Following discussion, the DRC Board determined that it was premature to engage with Company A with respect to the proposed exchange ratio in light of the outstanding open items, including with respect to governance and management of the post-transaction company, and so directed representatives of DRC’s senior management to convey to representatives of Company A that DRC was not prepared to agree to Company A’s proposed exchange ratio, but that the September 2, 2014, meeting should still take place in order to resolve any other key issues that remained outstanding. The DRC Board scheduled a follow-up meeting on September 2, 2014, for an update on conversations with Company A, as well as an update on the outcome of Mr. Volpe’s scheduled meeting with Mr. Kaeser on September 1, 2014.

The last full paragraph on page 33 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On September 1, 2014, Mr. Volpe met with Mr. Kaeser in Paris to discuss further their earlier telephone conversation. During their meeting, Mr. Kaeser indicated Siemens Parent’s interest in an all cash acquisition of DRC, but did not propose a specific valuation for such transaction. While Mr. Kaeser also expressed Siemens Parent’s interest in potentially retaining certain members of DRC’s senior management following consummation of the potential transaction, Messrs. Kaeser and Volpe agreed that any discussions regarding retention of specific employees or the terms of any such continued employment would only occur after the execution and announcement of definitive agreements with respect to the potential transaction.

The third full sentence on page 34 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

The DRC Board also discussed the current status of negotiations with Company A and the Company A Stockholder and determined that an exchange ratio that would result in DRC’s stockholders owning 50% of the post-transaction company did not represent sufficient value to DRC and DRC’s stockholders relative to the value of DRC as a standalone company. The DRC Board further considered at what exchange ratio a proposed strategic transaction with Company A would represent sufficient value to DRC and its stockholders. On August 29, 2014, the DRC Board held a telephonic meeting with representatives of DRC’s senior management and its financial advisors and legal counsel to discuss this demand from Company A, as well as to discuss generally the current status of the negotiations with Company A and the Company A Stockholder.

The third full paragraph on page 34 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On September 7, 2014, representatives of DRC’s senior management and Company A’s senior management and board of directors agreed to defer the discussion of the exchange ratio in order to attempt to negotiate and resolve the other outstanding issues remaining in the proposed transaction agreements, including, among other things, the structure of the proposed transaction, governance and management issues (such as the governance rights of and restrictions on the Company A Stockholder with respect to the post-transaction company and the composition and role of the board, board committees and management of the post-transaction company), deal protection provisions and the name of the post-transaction company. Between September 8 and 12, 2014, financial advisors and legal counsel for DRC, Company A and the Company A Stockholder resumed negotiation of the terms of the transaction agreements for the proposed strategic transaction between DRC and Company A and between DRC and the Company A Stockholder.

The last paragraph on page 34 of the Definitive Proxy Statement, which continues on page 35 thereof, is replaced, in its entirety, with the following:

Later that day, the DRC Board held a telephonic meeting with representatives of DRC’s senior management and its financial advisor and legal counsel, at which meeting Mr. Volpe informed the DRC Board of his conversation with Mr. Kaeser. Representatives of DRC’s senior management also updated the board on the ongoing negotiations with Company A and the Company A Stockholder. After discussion with its financial advisors and legal counsel, the DRC Board instructed Mr. Volpe to communicate to Mr. Kaeser that Siemens Parent’s proposed per-share acquisition price would need to be in the $80s to represent sufficient value to the DRC stockholders, and that DRC would need strong commitments from Siemens Parent relating to transaction certainty. The DRC Board, considering the timing expectations of Company A and the Company A Stockholder with respect to the proposed transaction, the various reports in the press regarding a potential transaction involving DRC and the DRC Board’s desire to conclude negotiations with Siemens Parent and Company A to minimize continued distraction of DRC’s management and diversion of other DRC’s resources, also instructed Mr. Volpe to communicate to Mr. Kaeser that DRC would need to receive a firm and highest-value proposal from Siemens Parent as quickly as possible (and prior to the DRC Board meeting scheduled for September 16, 2014, if practicable). Following this meeting, Mr. Volpe spoke with Mr. Kaeser to communicate the message from the DRC Board, including emphasizing the need for a firm and highest-value proposal prior to the September 16, 2014, board meeting. Following the call, Mr. Volpe sent a confidentiality agreement to Mr. Kaeser to permit Siemens Parent’s review of certain confidential information regarding DRC, which agreement contained certain standstill restrictions prohibiting Siemens Parent from acquiring additional shares of DRC common stock or engaging in certain strategic transactions involving DRC (other than the contemplated transaction with Siemens Parent), subject to exceptions in the event a third-party transaction were to be approved by the DRC Board. On September 13, 2014, the parties executed the confidentiality agreement, and Siemens Parent commenced its due diligence review of DRC’s confidential information.

The last full paragraph on page 35 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Later that day, the DRC Board held a telephonic meeting with representatives of DRC’s senior management and its financial advisors and legal counsel, during which representatives of DRC’s senior management updated the DRC Board on the Siemens Parent offer letter and the ongoing negotiations with representatives of Company A. After discussion with its financial and legal advisors, the DRC Board, considering the timing expectations of Company A and the Company A Stockholder with respect to the proposed transaction, the various reports in the press regarding a potential transaction involving DRC and the DRC Board’s desire to conclude negotiations with Siemens Parent and Company A to minimize continued distraction of DRC’s management and diversion of other DRC’s resources, instructed representatives of DRC’s senior management and its financial advisors and legal counsel to continue negotiating the terms of a potential transaction with Siemens Parent and the terms of a potential transaction with Company A, with the goal of receiving the highest indication of value from both parties. The DRC Board also scheduled a follow-up meeting for the morning of September 21, 2014, with the goal of reviewing both parties’ best and final indications of value.

The following disclosure supplements the disclosure on page 35 of the Definitive Proxy Statement by adding a new sentence immediately after the last sentence of the second full paragraph on page 35 of the Definitive Proxy Statement:

The firm offer did not include any agreements, arrangements or commitments with respect to the employment of Mr. Volpe or any other member of DRC’s senior management following consummation of the potential transaction. The parties agreed that any discussions, if any, regarding any such agreements, arrangements or commitments would only occur after the execution and announcement of definitive agreements with respect to the potential transaction.

The last paragraph on page 35 of the Definitive Proxy Statement, which continues on page 36 thereof, is replaced, in its entirety, with the following:

Pursuant to these instructions, between September 16 and 21, 2014, representatives of DRC’s, Company A’s and the Company A Stockholder’s respective senior management, financial advisors and legal counsel continued to negotiate the terms of transaction agreements for a potential strategic transaction with Company A. During these discussions, the DRC representatives stressed the fact that Company A would need to present its highest indication of value for the transaction as soon as possible, and representatives of Company A’s senior management indicated that the highest exchange ratio Company A was prepared to offer was an exchange ratio that would result in DRC’s current stockholders owning 51.5% of the post-transaction company. Similarly, during this period representatives of DRC’s and Siemens Parent’s respective senior management, financial advisors and legal counsel continued to negotiate the terms of transaction agreements for a potential acquisition of DRC by Siemens Parent DRC’s senior management and financial and legal advisors also considered the means by which DRC’s stockholders could be compensated if the time period to the closing of a potential acquisition of DRC by Siemens Parent was extended due to the regulatory approval process. In that regard, representatives of DRC’s senior management requested that Siemens Parent agree to pay a monthly “ticking fee” if a transaction between DRC and Siemens Parent were not completed expeditiously after executing definitive documents for such transaction. DRC’s and Siemens Parent’s respective senior management and financial and legal advisors then began negotiating the amount of such fee and the period during which it would apply. Subsequently, representatives of Siemens Parent’s senior management agreed that Siemens Parent would pay a “ticking fee” of $0.55 per share per month (in addition to the $83 per share of “base” merger consideration originally offered), with such monthly fee to accrue from the fifth month after execution of definitive documents to the month in which the transaction is consummated.

The following disclosure supplements the disclosure on page 36 of the Definitive Proxy Statement by adding the following new sentences immediately following the first sentence of the last full paragraph on page 36 of the Definitive Proxy Statement:

DRC’s senior management and financial advisors believed that this proposal represented an implicit value of approximately $80.90 per share of DRC common stock. The September 20 proposal did not include any other revised terms.

The following disclosure supplements the disclosure on page 36 of the Definitive Proxy Statement by adding a new sentence immediately before the last sentence on page 36 of the Definitive Proxy Statement:

The DRC Board also considered that no third party was likely to emerge with a proposal that represented superior value to DRC’s stockholders relative to Siemens Parent’s all-cash offer, given, among other things, the various reports in the press regarding a potential transaction involving DRC and no third party had provided DRC with a proposed transaction that provided superior value to the proposed transaction with Siemens, and the significant value offered by the transaction with Siemens Parent.

Additional Information and Where to Find It

In connection with the meeting of the Company’s shareholders to be held with respect to the proposed merger involving the Company and Siemens, on October 22, 2014, the Company filed with the SEC a definitive proxy statement on Schedule 14A. The definitive proxy statement was mailed to the Company’s stockholders on or about October 22, 2014. The Company and Siemens may file with the SEC other documents relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com. In addition, the proxy statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Dresser-Rand Group Inc., Investor Relations, West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042, 713-973-5497.

Participants in Solicitation

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Company by Siemens. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Siemens is included in the proxy statement relating to such acquisition that was filed with the SEC on October 22, 2014. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com.

Forward Looking Statements

Any statements in this communication about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of the Company by Siemens, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company that are not historical facts are forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain the approval of the Company’s stockholders or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks are described under Item 1A, “Risk Factors,” in the Company’s periodic filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2013 and recent current reports on Form 8-K. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by the Company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

	By:	/s/ Mark F. Mai
		Name:	Mark F. Mai
Date: November 14, 2014		Title:	Vice President, General Counsel & Secretary